UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Memory Pharmaceuticals Corp. (the "Registrant") issued a press release announcing that it has provided notice to investors in its October 2006 private placement that it is calling the warrants issued in connection with the private placement. These warrants contain a provision that permits the Registrant to accelerate their exercise period if the closing price of the Registrant’s common stock is above $3.00 for 30 consecutive trading days. The warrant holders have until March 5, 2007, to exercise their warrants and if not exercised, the warrants will expire.

Warrants to purchase an aggregate of approximately 7.1 million shares of common stock were issued in the financing at an exercise price of $1.33 per share, of which warrants to purchase approximately 1.1 million shares of common stock remain outstanding.

A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the shares of common stock of the Registrant.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated February 16, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

February 16, 2007	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 16, 2007